UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

American Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	( Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155

(Address of principal executive offices) (Zip Code)

(817) 963-1234

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

AMR Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	( Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155

(Address of principal executive offices) (Zip Code)

(817) 963-1234

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2013, American Airlines, Inc. (“American”) and AMR Corporation, American’s parent corporation (“AMR”), entered into a First Amendment (the “First Amendment”) to that certain Credit and Guaranty Agreement, dated as of June 27, 2013 (the “Original Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”), among American, as the borrower, AMR, as parent and guarantor, the subsidiaries of AMR from time to time party thereto, as guarantors, the lenders party thereto from time to time (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), collateral agent and issuing lender and Citigroup Global Markets Inc., as left lead arranger for the revolving facility and syndication agent, Barclays Bank PLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as documentation agents, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Bank PLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners. The First Amendment provides for $850.0 million of incremental term loans (the “Incremental Term Loans”) under the Credit Agreement, which Incremental Term Loans were fully drawn on August 5, 2013.

The Incremental Term Loans are secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Credit Agreement. Like the existing term loans under the Credit Agreement, the Incremental Term Loans (a) not subject to an extension under the Credit Agreement, mature on June 27, 2019 and (b) subject to an extension, mature as specified in the applicable extension offer accepted by the applicable term lenders, except that (for both clauses (a) and (b) above), (x) if the Plan Effective Date (as defined herein) has not occurred on or before June 27, 2014 under the Approved Plan of Reorganization (as defined herein) or an Alternative Plan (as defined herein), then the Incremental Term Loans mature on June 27, 2014 and (y) if the effective date under a Chapter 11 plan of reorganization occurs under a plan of reorganization that is not either the Approved Plan of Reorganization or the Alternative Plan, then the Incremental Term Loans mature on such date. The interest rate per annum applicable to the Incremental Term Loans is the same as the existing term loans under the Credit Agreement, and the other terms of the Incremental Term Loans are also the same as the terms of such existing term loans.

The Plan Effective Date (the “Plan Effective Date”) is the date on which certain conditions set forth in the Credit Agreement have been satisfied and the effective date has occurred under (i) a Chapter 11 plan of reorganization that does not differ from the plan of reorganization filed by AMR and its debtor subsidiaries with the United States Bankruptcy Court for the Southern District of New York on April 15, 2013 in any manner adverse to the Lenders without the consent of the Administrative Agent (the “Approved Plan of Reorganization”) or (ii) an alternative plan of reorganization that satisfies certain financial metrics set forth in the Credit Agreement (an “Alternative Plan”).

The proceeds from the Incremental Term Loans will be used for general corporate purposes, including, without limitation, the financing of aircraft-related capital expenditures, the repayment of existing indebtedness and the funding of bankruptcy exit costs and pension catch-up payments.

The Original Credit Agreement attached as Exhibit 10.3 to AMR’s Quarterly Report on Form 10-Q filed July 18, 2013 is hereby incorporated herein by reference.

American and AMR have a number of other commercial relationships with the lenders and other parties to the Credit Agreement. From time to time, several of such lenders and parties or their affiliates perform investment banking and advisory services for, and furnish general financing and banking services to, American, AMR and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Airlines, Inc.

Date: August 6, 2013	By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMR Corporation

Date: August 6, 2013	By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary